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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Epixtar Corp. of our report dated March 17, 2004, which includes an emphasis of a matter paragraph citing reference to
Note 3 to the financial statements, relating to the consolidated financial statements of Epixtar Corp. and subsidiaries for the year ended December 31, 2003, appearing in such Prospectus. We also consent to the reference to us under the headings "Experts" in the Prospectus.

                            /s/ Rachlin Cohen & Holtz LLP
                            -----------------------------
                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
January 18, 2005